Exhibit 99.1

FORM OF

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF FRIENDFINDER NETWORKS INC.

I.

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of FriendFinder Networks Inc. (the “Company”) to assist the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications, independence and performance, (iii) the performance of the Company’s internal audit function, and (iv) the Company’s compliance with legal and regulatory requirements.  In performing its duties, the Committee shall seek to maintain an open avenue of communication among the Board, the independent auditor, the internal auditors and the management of the Company.

The Audit Committee shall prepare the audit committee report for inclusion in the Company’s annual proxy statement as required by the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”).  That is the responsibility of management and the independent auditor.  Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee.

The independent auditor is ultimately accountable to the Committee, which has the sole authority to appoint, oversee and, where appropriate, replace the independent auditor.  The Committee has direct responsibility for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in connection with preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The independent auditor shall report directly to the Committee.

II.

COMPOSITION

The Committee shall be comprised of three or more members (including a Chairperson).  The members of the Committee shall meet the independence requirements of the New York Stock Exchange (“NYSE”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.  The members of the Committee and the Chairperson shall be appointed annually by the Board and serve at the pleasure of the Board.  A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee.  If any director serving on the Committee is also serving on the audit committee of three or more other public companies, the Board must make a determination, as promptly as practicable following the time when the Company first becomes aware of such circumstances and thereafter on a periodic basis but no less frequently than annually, that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, and such determination must be disclosed in the Company’s proxy statement issued in connection with the Company’s annual meeting of stockholders.

All members of the Committee shall be financially literate, as determined by the Board, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.  Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.  The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent auditor and the senior officer responsible for the internal audit function.

If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company’s next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to qualify as independent.

III.

MEETINGS

The Committee shall meet as often as it determines necessary, but at least four times each year, to enable it to fulfill its responsibilities.  The Committee shall meet at the call of its Chairperson.  The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws.  A majority of the members of the Committee shall constitute a quorum.  The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present.  Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting.  The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary.  The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes.  The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company.  Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent auditors, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and regularly reporting the Committee’s actions to the Board.

As part of its responsibility to foster free and open communication, the Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

IV.

RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities.  In addition to such other duties as the Board may from time to time assign, the Committee shall:

Financial Statements

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Review and discuss with management and the independent auditor the Company’s annual audited financial statements prior to the filing of the Company’s Form 10-K, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

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Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s Form 10-Q, including disclosures made in Management’s Discussion and Analysis of Financial Conditions and the results of the independent auditor’s review of the quarterly financial statements.

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Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, and the judgments of each of management and the independent auditor as to the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

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When the Company becomes subject to the SEC filing requirement with respect to management’s report on internal control over financial reporting and the independent auditor’s attestation of the Company’s internal control over financial reporting, review and discuss with management and the independent auditor such report and the independent auditor’s attestation prior to the filing of the Company’s Form 10-K.

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Review and discuss the reports required to be delivered by the independent auditor pursuant to Section 10A(k) of the Exchange Act regarding:

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all critical accounting policies and practices to be used,

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all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

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other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

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Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

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Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the Company’s financial statements.

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Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

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Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

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Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor

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Select the Company’s independent auditor, considering qualifications, independence and performance, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor.

In evaluating the independent auditor’s qualifications, performance and independence, the Committee should discuss with the independent auditor the independent auditor’s independence, take into account the opinions of management and the internal auditors and consider whether the independent auditor’s quality controls are sufficient and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence.  The Committee shall present its conclusions with respect to the independent auditor to the Board.

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Review and evaluate the lead partner of the independent auditor’s audit team for the Company.

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Obtain and review a report from the independent auditor at least annually regarding:

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the independent auditor’s internal quality-control procedures,

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any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

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any steps taken to deal with any such issues, and

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all relationships between the independent auditor and the Company.

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Ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit as required by law.

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Establish policies for the Company’s hiring of employees or former employees of the independent auditor.

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Consider whether there should be regular rotation of the Company’s independent auditor.

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Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

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Preapprove all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may when it deems appropriate form and delegate this authority to a subcommittee consisting of one or more Committee members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next meeting.

Oversight of the Company’s Internal Audit Function

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Review and approve the engagement of any internal audit service providers considering their qualifications and effectiveness, and approve the scope of their proposed services and the fees and other compensation to be paid to such providers therefor.

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Review and discuss with management and the senior officer responsible for the internal audit function the annual audit plan, budget, activities, organizational structure and qualifications of the persons performing the internal audit function.

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Review and discuss with management and the senior officer responsible for the internal audit function significant reports to management prepared by the internal audit function and management’s responses thereto.

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Review with the senior officer responsible for the internal audit function any difficulties encountered by the internal audit function in the course of its audits, including any restrictions on the scope of its work or access to required information.

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Discuss with the independent auditor the responsibilities, budget and staffing of the internal audit function.

Oversight of Compliance Matters

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Review policies and procedures that the Company has implemented regarding compliance with applicable federal, state and local laws and regulations and with the Company’s Code of Business Conduct and Ethics, monitor the effectiveness of those policies and procedures for compliance with the U.S. Federal Sentencing Guidelines, as amended, and institute any changes or revisions to such policies and procedures as may be deemed warranted or necessary.

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Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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Discuss with management and the independent auditor any published reports or correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

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Discuss with the Company’s General Counsel and/or outside counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

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Discuss with management the Company’s major financial risk exposures and the Company’s risk assessment and risk management policies.

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Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

Other

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Regularly report Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate.

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Prepare for the Board an annual performance evaluation of the Committee.

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Annually review and reassess the adequacy of this Charter (recommending any appropriate changes to the Board).

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Provide or approve a report for inclusion in the Company’s proxy statement for its annual meeting of stockholders, in accordance with applicable SEC rules and regulations.

V.

MISCELLANEOUS

In discharging its responsibilities, the Committee shall have the authority to engage and determine funding for independent legal, accounting or other advisors (without seeking Board approval) as the Committee determines necessary or appropriate to carry out its duties.  The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein.  The Company shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to the independent auditor, and legal, accounting or other advisors engaged by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.